Aqua Mining (PNG) Limited
Section 355, Allotment 22,
Goro-Kaeaga Road, Gerehu
P.O. Box 3245, Boroko, NCD, PNG.
Phone: 675-71255230
Email: vincentappo@gmail.com

Memorandum of Agreement (MOA)

This Memorandum of Agreement (this "MOA") is made for 2 years and entered into on this 14th day of May 2018.

BETWEEN Aqua Mining (PNG) Limited, a PNG company, **[PARTY 1]**,
Section 355 Allotment 22 Gerehu, NCD,
Papua New Guinea
[hereinafter referred to as the Company]

AND Uare Landowners Incorporated Group **[PARTY 2]**,
Kware Village, Ward 25 Rigo Central LLG, Rigo District,
Central Province, Papua New Guinea
[hereinafter referred to as Landowners of the Areme Timber Resource Owners]

AND Ugima Landowners Incorporated Group **[PARTY 3]**,
Kware Village , Kwikila , Rigo District, Central province,
Papua New Guinea
[hereinafter referred to as Landowners of the Access Road to Areme Project Area]

AND Vero Garo Landowners Incorporated Group **[PARTY 4]**,
Kwikila station , Rigo District, Central province,
Papua New Guinea
[hereinafter referred to as Landowners of the Access Road to Areme Project Area]

WHEREAS

1. Party 1 to provide equipment, machinery and manpower to harvest trees at Areme Timber area owned by the Uare Clan [Party 2] at Kware village, Rigo, Central Province.

   Party 1 agrees to pay wages for securities provided by Party 4 at the access road from Kwikila boom gate.

2. Party 2 [Uare Clan] agrees for Party 1 to harvest trees at Areme Timber Area owned by themselves at Kware village, Rigo District, Central Province.

3. Party 3 [Ugima Clan] agrees to provide Party 1 access to Areme Timber project area and provide securities along Access road from Hunter river to Areme Timber area and company camping site.

4. Party 4 [Vero Garo clan] agrees to provide Party 1 access to Areme Timber project area and provide securities at the boom gates from Kwikila to Hunter river.

1. PURPOSE & SCOPE

The purpose of this Memorandum of Agreement is to set forth the terms and conditions, scope of work and responsibilities of the parties associated with their collaboration on the Logging project on the AREME TIMBER AREA, Kware village.

Specifically, all parties will cooperate to develop the project known as the Logging Project at AREME TIMBER AREA, Kware village.

The company and the Uare clan, the principle landowners of Areme Timber area have agreed and lodged an application to the Forestry Department for a Timber Authority permit be granted to allow logging activity on Areme timber area. The permit has been approved and granted TA-???. The TA allowed for 5000 cubic meters of round logs to be harvested per year.

2. BACKGROUND

The parties Aqua Mining (PNG) Limited and Uare Clan, the principle landowners of AREME TIMBER AREA have lodged an application for a Timber Authority in the area owned by Party [2]. To facilitate access to and from the main highway to the proposed logging area, Party [3], and Party [4] join the MOA to allow access over the respective areas that cover access on the land.

3. [PARTY 1] RESPONSIBILITIES.

Aqua Mining (PNG) Limited shall undertake the following activities under this MOA:-

a) Undertake Logging activities on the land of party [2] as per the Schedule 1 Sales and Purchase Agreement signed 21st March, 2018 filed with the PNG Forest Authority.

b) Upgrade an old access road from Kwikila station to Gabaragere rubber plantation or to Hunter River.

c) Where necessary construct a new bypass access road before the Gabaragere rubber plantation to Hunter River.

d) Reconstruct old river bridges to allow trucks to use and construct new access road from Hunter River to the AREME TIMBER AREA.

e) Crops or edible fruit trees damaged or destroyed or uprooted during the upgrading of the old access road or construction of the new bypass access road will be compensated by the company. Rates used will be from the office of the Valuer General.

f) The costs of maintenance or erection of old or new river crossings and construction of old and new access roads will be paid by Aqua Mining (PNG) Limited.

g) The access road will be regarded as PRIVATE ROAD and accessible ONLY by the company, Logging Project landowners and the Landowners along the project site road corridor.

h) The company will erect a boom gate at the start of the access road at Kwikila or at a location agreed by the parties to the MOA.

i) We will assist the parties/communities requests where we can so long as it doesn't interfere with operations.

4. *PARTY 2, 3, & 4 RESPONSIBILITIES.*

[PARTY 2, 3, & 4] shall ensure that its representatives and members do not impede the operations of Aqua Mining Ltd, and agree to allow full access to AQUA MINING LTD.

Where possible any further projects developed on the land owned by Party 2, 3 & 4 require government applications and support Aqua will assist and have the right to undertake the Sale and Distribution of such project products.

5. TERMS AND CONDITIONS.

It is mutually understood and agreed by and between the parties that:-

1. Each party takes legal and financial responsibility for the actions of its respective employees, officers, agents, representatives and volunteers. Each party agrees to indemnify, defend and hold harmless the other to the fullest extent permitted by law from and against any and all demands, claims, actions, liabilities, losses, damages, and costs, including reasonable attorney's fees, arising out of or resulting from the indemnifying party's acts or omissions related to its participation under this Memorandum of Agreement, and each party shall bear the proportionate cost of any damages attributable to the fault of such party, its officers, agents, employees and independent contractors. It is the intention of the parties that, where fault is determined to have been contributory, principles of comparative fault will be applied.

6. ROYALTIES

a) To be paid in accordance with the royalty rates based on the amended rate by the Minister of Forests effective as of 1st, March, 2008. The rates apply to Kwila and all other species banned from round log export, pencil cedar and walnut and species in group 1,2,3 & 4 as negotiated and agreed to by the Resource landowners [Part 2] and the company.

b) Parties 3 & 4 will be paid royalties based on the total cubic meters of round logs harvested every month from the AREME TIMBER AREA and will be paid at a rate of K2.00 per cubic meter.

c) The royalty payments will start when the logs are harvested on the AREME TIMBER AREA and the log scaled sheets submitted for Forestry assessment and royalty calculations verified.

d) Royalties will be paid on the 10th day of the following month after the actual month when the logs are scaled.

The parties shall each be solely responsible for any and all costs associated with their responsibilities under this MOA.

7. EFFECTIVE DATE AND SIGNATURE.

This Memorandum of Agreement shall be effective upon the date of the last party to sign this MOA below. The parties indicate agreement with this Memorandum of Agreement by their signatures below.

Party 1: Aqua Mining (PNG) Limited [PARTY 1]

AQUA MINING (PNG) LIMITED The Common Seal of

.... DATE 14/05/2018

Vincent Appo, [Director]

Party 2: Uare Clan Incorporated Landowner Group

.... DATE 14/05/2018

Zaiga Budari , [Chairman]

Party 3: Ugima Clan Incorporated Landowner Group

.... DATE 14/05/2018

Beria Obotu, [Clan Leader]

Party 4: Vero Garo Clan Incorporated Landowner Group

.... DATE 14/05/2018

Gobana Maru, [Landowner]

.... DATE 14/05/2018

Kone Burana, [Landowner]